Exhibit 99.1

State Street Reports Third-Quarter 2009 Earnings Per Share of $1.04

Total Revenue Increases 5% Compared to Second Quarter with Servicing Fees up 5% and Management Fees up 13%

Continued Expense Control Drives Q3 2009 Positive Operating Leverage Relative to Q3 2008

BOSTON--(BUSINESS WIRE)--October 20, 2009--State Street Corporation today announced third-quarter 2009 earnings per common share of $1.04 on revenue of $2.236 billion compared with $1.09 per share on revenue of $2.771 billion in the third quarter of 2008. Expenses in the third quarter of 2009 are $1.483 billion, compared with $1.925 billion in the third quarter of 2008. For the third quarter of 2009, return on common shareholders’ equity was 16.0%, up from 13.6% in the third quarter of 2008.

Compared to the second quarter of 2009, third-quarter 2009 results improved from a loss of $(7.12) per share on revenue of $2.122 billion. The second quarter of 2009 includes an after-tax extraordinary loss of $(3.684) billion or $(7.91) per share related to the effect of the consolidation of the State Street-administered asset-backed commercial paper (ABCP) conduits onto the Company’s balance sheet. Expenses in the second quarter of 2009 were $1.364 billion. For the second quarter of 2009, return on common shareholders’ equity was 13.0% before the extraordinary loss.

In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles (GAAP), management also presents results on an “operating basis” in order to highlight comparable financial trends and other characteristics with respect to State Street’s ongoing business operations from period to period. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this press release. Also see “Additional Information.”

Operating-basis results in the third quarter of 2009 of $1.05 per share exclude $(11) million in pre-tax merger and integration costs associated with the Investors Financial Services Corp. (“Investors Financial”) acquisition. Operating-basis results for the third quarter of 2008 excluded a $350 million gain on the sale of CitiStreet, $8 million of net interest revenue from acting as an intermediary under the AMLF, a reduction of net interest revenue of $(98) million to establish a reserve for the SILO transactions, a charge of $(200) million for a reserve to address our estimated net exposure on an indemnification obligation associated with collateralized repurchase agreements with Lehman, and merger and integration costs of $(30) million associated with the acquisition of Investors Financial. Excluding the extraordinary loss, operating-basis results for the second quarter of 2009 also exclude $(106) million related to repayment of the U.S. Treasury’s TARP CPP investment, and $(12) million in merger and integration costs associated with the Investors Financial acquisition. Net interest revenue on an operating basis for all periods is presented on a fully taxable-equivalent basis.

The table below provides a summary of selected financial information and key ratios for the indicated periods, presented on an operating basis where noted. The tier 1 capital and tier 1 leverage ratios are capital ratios used regularly by bank regulatory authorities to evaluate the Company’s capital status. The tier 1 common ratio was used by the Federal Reserve in connection with its Supervisory Capital Assessment Program, or “SCAP.” The TCE and TCE/risk- weighted assets ratios are other capital ratios management believes provide additional context for understanding and assessing the Company’s capital status. See “Additional Information” for a further description of these ratios and the addendum at the end of this press release for reconciliations applicable to the TCE ratios.

	Q3 2009	Q2 2009	Increase/(Decrease)		Q3 2008	Increase/(Decrease)
Selected Financial Information and Key Ratios
(Dollars in millions)
Total revenue(1)	$2,267	$2,153	$114	5.3%	$2,536	$(269)	(10.6%)
Total expenses(1)	1,472	1,352	120	8.9%	1,695	(223)	(13.2%)
Total assets (2)	163,277	153,421	9,856	6.4%	285,564	(122,287)	(42.8%)
Unrealized loss on investment portfolio, after-tax(2)	(2,985)	(4,747)	1,762	37.1%	(3,282)	297	9.0%

AUCM (dollars in billions):
Assets under custody and Administration(2)(3)	$17,935	$16,394	$1,541	9.4%	$18,447	$(512)	(2.8%)
Assets under management(2)	1,735	1,557	178	11.4%	1,686	49	2.9%

Earnings per common share(1)	$1.05	$1.04	$0.01	1.0%	$1.24	$(0.19)	(15.3%)
Return on common equity(1)	16.2%	17.0%	(80) bps		15.4%	80 bps
Tier 1 capital ratio(2)	15.6%	14.5%	110 bps		16.0%	(40) bps
Tier 1 leverage ratio(2)	8.2%	7.3%	90 bps		8.4%	(20) bps
Tier 1 common ratio(2)	13.6%	12.6%	100 bps		14.0%	(40) bps
TCE ratio(2)	5.7%	5.0%	70 bps		4.8%	90 bps
TCE/RWA ratio(2)	10.5%	8.5%	200 bps		9.6%	90 bps

(1) Presented on an operating basis.
(2) As of period end.
(3) Includes assets under custody of $13,260 billion, $12,337 billion and $14,045 billion, respectively.

Operating-basis earnings per common share in the third quarter of 2009 are $1.05, down 15.3% from $1.24 per share in the third quarter of 2008. Operating-basis revenue of $2.267 billion in the third quarter of 2009 is down 10.6% from $2.536 billion in the third quarter a year ago. Operating-basis expenses of $1.472 billion in the third quarter of 2009 are down 13.2% from $1.695 billion in the year-ago quarter. These third quarter 2009 revenue and expense results represent 260 basis points of positive operating leverage compared to the third quarter of 2008. For the third quarter of 2009, operating-basis return on common shareholders’ equity is 16.2%, up from 15.4% for the third quarter of 2008.

Total assets are $163 billion at September 30, 2009, compared to $153 billion at June 30, 2009. Excluding $22 billion in excess deposits held at the Federal Reserve and other central banks at September 30, 2009, compared with $20 billion at June 30, 2009, the normalized balance sheet was $141 billion at September 30, 2009, compared to a normalized balance sheet of $133 billion at June 30, 2009. Our regulatory capital ratios continue to be strong as of September 30, 2009, with our tier 1 capital ratio at 15.6% and our leverage ratio at 8.2%. In addition, our tier 1 common ratio is 13.6%, our TCE to risk-weighted assets ratio is 10.5%, and our TCE ratio is 5.7%, well ahead of the pro forma ratio of 4.29% we projected in February at our Investor and Analyst Forum due to organic growth, the successful equity raise in May, and the improvement in unrealized losses.

At September 30, 2009, the after-tax, unrealized mark-to-market losses in the investment portfolio are $2.98 billion, down from $4.75 billion after-tax at June 30, 2009 and down from $6.32 billion after-tax as of December 31, 2008.

Ronald E. Logue, State Street's chairman and chief executive officer, said, "Although the economic environment appears to be gradually recovering, the pace of the rebound is slow. Equity markets have improved, providing some support to our servicing and management fee revenue and as liquidity returns to the credit markets, spreads have tightened, thus allowing further continued declines in the unrealized loss in our investment portfolio. In this environment we remain cautious and continue to build our capital ratios, which today are among the strongest in our industry.”

Logue continued, “Compared to the second quarter, servicing fees and management fees both increased, reflecting equity market improvement as well as new business. The increases in servicing and management fee revenue, however, were more than offset by seasonal weakness in other areas of fee revenue, most notably securities finance, which was also negatively affected by spread compression, and trading revenue. Our net interest margin improved to 247 basis points, up 54 basis points from the second quarter, but declined one basis point to 156 basis points excluding the impact of $279 million of discount accretion associated with the consolidation of the ABCP conduits in the second quarter. The low interest-rate environment is not favorable to the yield on our investment portfolio.”

Logue concluded, “Our revenue performance this quarter, combined with our continued focus on expense control, resulted in 260 basis points of positive operating leverage compared to the third quarter of 2008. We expected our second half of 2009 to be stronger than it now appears to be. Given the slow pace of the recovery, our outlook for 2009 has changed slightly: we now expect operating revenue to decline about 16 percent from the record level of 2008 and operating earnings per share to be between $4.13 and $4.17. We expect operating return on equity to be between 14 and 17 percent in line with our long-term outlook.”

THIRD-QUARTER 2009 RESULTS VS. YEAR-AGO THIRD QUARTER

Servicing fees are down 14% to $833 million from $966 million in last year’s third quarter. The decrease is attributable primarily to the impact of declining markets. Total assets under custody and administration are $17.935 trillion at September 30, 2009, down 2.8%, compared with $18.447 trillion at September 30, 2008. Daily average values for the S&P 500 Index and the MSCI® EAFE IndexSM are each down approximately 20% from the third quarter of 2008.

Investment management fees, generated by State Street Global Advisors, are $219 million, down 16% from $261 million in the year-ago quarter. The decline in management fees is attributable primarily to the approximately 16% decrease in average month-end equity valuations, as well as a change in the composition of assets under management from active to passive strategies. Total assets under management at September 30, 2009, are $1.735 trillion, up 2.9% compared to $1.686 trillion at September 30, 2008.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $269 million for the third quarter of 2009, down 26% from $363 million in the third quarter a year-ago. A 41% decrease in foreign exchange revenue is due to lower volatility as well as lower volumes. Brokerage and other fees increased 11% due primarily to increases in electronic trading.

Securities finance revenue is $105 million in the quarter, down 57% from $246 million in the year-ago third quarter due primarily to compressed spreads as well as lower volumes.

Processing fees and other is $45 million, down 29% from $63 million in the third quarter of 2008. The decline is primarily due to the consolidation of the ABCP conduits onto our balance sheet in May 2009. As a result of the consolidation, the fees formerly earned from conduit activities are reported as net interest revenue.

Net interest revenue on an operating basis is $754 million, an increase of 18% from $640 million in the year-ago third quarter. The increase is due to the $279 million of discount accretion on securities in the investment portfolio recorded following the consolidation of the ABCP conduits. This increase is offset partially by lower rates negatively affecting the yield on floating-rate assets, and both lower volumes and spreads on customer deposits. Net interest margin of 247 basis points increased 25 basis points in the third quarter, compared to 222 basis points in the third quarter of 2008; excluding discount accretion, the net interest margin would have been 156 basis points.

In the quarter, due to the improving markets, we recorded $42 million in net gains related to investment securities—$141 million in gains from sales of securities, partially offset by $99 million in other-than-temporary impairment related to credit. In addition, we recorded a $16 million provision for loan losses.

Operating-basis expenses decreased to $1.472 billion, down 13% from $1.695 billion in the year-ago quarter, primarily as a result of a 20% reduction in salaries and benefits expense due to the effect of a reduction in force as well as a lower level of incentive compensation.

The decrease in total expenses also includes lower transaction processing services, down 10% to $148 million from $165 million in the year-ago quarter, due to lower volumes in the investment servicing business. Other expenses were down from $241 million to $222 million due primarily to lower professional fees and lower securities processing costs.

The effective tax rate in the third quarter of 2009 is 30.0%, down from 43.7% on a GAAP basis and from 34.0% on an operating basis in the third quarter of 2008. The decrease in the rate is due to our decision in the first quarter to reinvest earnings in certain of our non-U.S. subsidiaries overseas as well as lower earnings from jurisdictions with higher tax rates. The tax rate is expected to be between 29% and 30% for full-year 2009.

THIRD-QUARTER 2009 RESULTS VS. SECOND QUARTER 2009

The following information is presented on an operating basis. Earnings per common share in the third quarter of 2009 are $1.05, an increase of 1.0% compared with the second quarter of 2009. Total revenue in the third quarter is $2.267 billion, up 5.3% versus $2.153 billion in the second quarter of 2009. Total expenses for the third quarter of 2009 are $1.472 billion, up 8.9% compared to $1.352 billion in the second quarter of 2009. In the second quarter of 2009, to execute our TCE improvement plan, we had not accrued for performance-based incentive compensation; however, in the third quarter of 2009 we accrued about $100 million for this benefit. Return on common shareholders’ equity of 16.2% in the third quarter compares with 17.0% in the second quarter.

The table below provides the components of operating-basis revenue:

Operating-Basis Revenue			Increase/(Decrease)
(Dollars in millions)	Q3 2009	Q2 2009	$	%
Servicing fees	$833	$795	$38	4.8%
Investment management fees	219	193	26	13.5
Trading services revenue	269	310	(41)	(13.2)
Securities finance revenue	105	201	(96)	(47.8)
Processing fees and other revenue	45	17	28	164.7
Net interest revenue, fully-taxable equivalent basis(1)	754	611	143	23.4
Gains related to investment securities, net	42	26	16	61.5
Total Operating-Basis Revenue	$2,267	$2,153	$114	5.3%

(1) Both amounts include a $31 million tax-equivalent adjustment, which increased GAAP-basis net interest revenue of $723 million and $580 million, respectively, for the periods.

Servicing fees are $833 million, up 5% from $795 million in the second quarter due primarily to the approximately 14% increase in daily average equity valuations, as well as new business. Management fees are $219 million, up 13% from $193 million primarily due to the approximately 14% increase in the average month-end equity valuations and net new business. Trading services revenue is $269 million, down 13% from $310 million. Securities finance revenue is $105 million, down 48% from the prior quarter primarily due to compressed spreads. Processing fees and other revenue increased from $17 million to $45 million. Net interest revenue on a fully taxable-equivalent basis is $754 million, up 23% from $611 million, due primarily to the higher level of discount accretion ($279 million versus $112 million in the second quarter), partially offset by the impact of the decline in Libor rates on the investment portfolio.

The table below provides the components of operating-basis expenses:

Operating-Basis Expenses			Increase/(Decrease)
(Dollars in millions)	Q3 2009	Q2 2009	$	%
Salaries and employee benefits	$819	$696	$123	17.7
Information systems and communications	165	167	(2)	(1.2)
Transaction processing services	148	146	2	1.4
Occupancy	118	121	(3)	(2.5)
Other	222	222	--	--
Total Operating-Basis Expenses	$1,472	$1,352	$120	8.9%

Salaries and employee benefits expense increased 18% to $819 million from $696 million primarily due to a $100 million accrual for performance-based incentive compensation in the third quarter. Expenses on all other lines were approximately flat on a quarter-to-quarter basis.

ADDITIONAL INFORMATION

All per share amounts represent fully diluted earnings per common share. Return on common shareholders’ equity is determined by dividing annualized net income available to common shareholders by average common shareholders’ equity for the period. Positive operating leverage is defined as the excess rate of growth of total revenue over the rate of growth of total expenses, each determined on an operating basis.

This press release includes financial information presented on a GAAP basis as well as on an operating basis. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A full reconciliation of operating-basis results to GAAP results is included in the addendum at the end of this press release.

Management believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and of interest to investors. Below is a description of, and other information with respect to, the capital ratios referenced in this press release.

  The tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios, as applicable, are each calculated in accordance with applicable bank regulatory requirements and, as permitted, exclude the impact of commercial paper purchased under the Federal Reserve Bank of Boston’s AMLF.
  The tier 1 risk-based common, or tier 1 common, ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities, by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations. However, this ratio was used by the Federal Reserve in connection with its stress test administered to the 19 largest U.S. bank holding companies under the SCAP, the results of which were announced on May 7, 2009. Although we understand that the Federal Reserve does not intend to prospectively require calculation of the tier 1 common ratio, due to the recent timing of the SCAP, management is currently monitoring this ratio, along with the other capital ratios described in this press release, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors.

Reconciliations with respect to unaudited tier 1 common capital as of September 30, 2009, June 30, 2009 and September 30, 2008 are provided in the addendum at the end of this press release.

  The ratio of tangible common equity to adjusted tangible assets, or TCE ratio, is calculated by dividing total common shareholders’ equity by consolidated total assets, after reducing both amounts by goodwill and other intangible assets net of related deferred taxes. Total assets reflected in the TCE ratio also exclude commercial paper purchased under the AMLF and cash balances on deposit at the Federal Reserve Bank and other central banks in excess of required reserves. The TCE ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE ratio, our TCE ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and adjusted tangible assets are non-GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE ratio as of September 30, 2009, June 30, 2009 and September 30, 2008 are provided in the addendum at the end of this press release.
  The ratio of tangible common equity to risk-weighted assets, or TCE/RWA ratio, is calculated by dividing total common shareholders’ equity (reduced by goodwill and other intangible assets net of related deferred taxes) by risk-weighted assets (determined in accordance with applicable bank regulatory requirements). As permitted by bank regulations, risk-weighted assets exclude commercial paper purchased under the AMLF. The TCE/RWA ratio is not required by GAAP or by bank regulations, but is a metric used by management to evaluate the adequacy of State Street’s capital levels. Since there is no authoritative requirement to calculate the TCE/RWA ratio, our TCE/RWA ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity is a non-GAAP financial measure and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Reconciliations with respect to the calculation of the unaudited TCE/RWA ratio as of September 30, 2009, June 30, 2009 and September 30, 2008 are included in the addendum at the end of this press release

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, October 20, 2009, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 or +1 888/391-4233 (Conference ID #13444580). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 or +1 800/642-1687 (Conference ID#13444580) , beginning approximately two hours after the call’s completion. The telephone replay will be available for two weeks following the conference call. This press release, presentation materials referred to on the conference call, and additional financial information are available on State Street’s website, at www.statestreet.com/stockholder under “Investor Information--Latest News, Annual Reports and Financial Trends—Financial Trends,” and “Investor Events and Presentations.”

State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $17.935 trillion in assets under custody and administration and $1.735 trillion in assets under management at September 30, 2009, State Street operates in 27 countries and more than 100 geographic markets and employs 27,130 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call +1 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about our goals and expectations regarding our business, financial condition, results of operations and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this release.

Important factors that may affect future results and outcomes include, but are not limited to:

  global financial market disruptions and the current worldwide economic recession, and monetary and other governmental actions designed to address such disruptions and recession in the U.S. and internationally;
  increases in the potential volatility of our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets, principally all as a result of the May 15, 2009 consolidation for financial reporting purposes of the ABCP conduits that we administer;
  the financial strength and continuing viability of the counterparties with which we or our customers do business and with which we have investment, credit or financial exposure;
  the liquidity of the U.S. and international securities markets, particularly the markets for fixed- income securities, and the liquidity requirements of our customers;
  the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;
  the maintenance of credit agency ratings for our debt obligations as well as the level of credibility of credit agency ratings;
  the possibility of our customers incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;
  our ability to attract deposits and other low-cost, short-term funding;
  potential changes to the competitive environment, including changes due to the effects of consolidation, extensive and changing government regulation and perceptions of State Street as a suitable service provider or counterparty;

  the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;
  our ability to measure the fair value of the investment securities on our consolidated balance sheet;
  the results of litigation, government investigations and similar disputes and, in particular, the effect of current or potential proceedings concerning State Street Global Advisors’, or SSgA’s, active fixed-income strategies and other investment products, including the potential for monetary damages and negative consequences for our business and our reputation arising from the previously reported “Wells” notice we received from the SEC;
  the enactment of legislation and changes in regulation and enforcement that impact us and our customers;
  adverse publicity or other reputational harm;
  our ability to pursue acquisitions, strategic alliances and divestures, finance future business acquisitions and obtain regulatory approvals and consents for acquisitions;
  the performance and demand for the products and services we offer, including the level and timing of withdrawals from our collective investment products;
  our ability to continue to grow revenue, attract highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;
  our ability to control operating risks, information technology systems risks and outsourcing risks, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;
  the potential for new products and services to impose additional costs on us and expose us to increased operational risk, and our ability to protect our intellectual property rights;
  changes in government regulation or new legislation, which may increase our costs, expose us to risk related to compliance or impact our customers;
  changes in accounting standards and practices; and
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2008 Annual Report on Form 10-K, our Current Report on Form 8-K dated May 18, 2009, and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on Risk Factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, October 20, 2009, and we do not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Press Release Addendum

Consolidated Financial Highlights
September 30, 2009

	Quarters Ended			% Change
				Q3 2009	Q3 2009
(Dollars in millions, except per share amounts	September 30,	June 30,	September 30,	vs.	vs.
or where otherwise noted)	2009	2009	2008	Q2 2009	Q3 2008
Revenue:
Fee revenue	$1,471	$1,516	$1,899
Net interest revenue	723	580	525
Net gains from sales of available-for-sale securities	141	90	26
Losses from other-than-temporary impairment related to credit	(99)	(64)	(29)
Total Revenue	2,236	2,122	2,771	5%	(19)%
Provision for Loan Losses	16	14	-
Total Expenses:
Expenses from operations	1,472	1,352	1,895	9	(22)
Merger and integration costs	11	12	30	(8)	(63)
Net Income Before Extraordinary Loss	516	502	477	3	8
Extraordinary Loss, Net of Tax	-	(3,684)	-
Net Income (Loss)	516	(3,182)	477	(116)	8

Net Income Before Extraordinary Loss Available to Common Shareholders	516	370	477	39	8
Net Income (Loss) Available to Common Shareholders	516	(3,314)	477	(116)	8

Diluted Earnings Per Common Share Before Extraordinary Loss	$1.04	$.79	$1.09	32	(5)
Diluted Earnings (Loss) Per Common Share	1.04	(7.12)	1.09	(115)	(5)

Average Diluted Common Shares Outstanding (in thousands)	498,290	465,814	435,030

Cash Dividends Declared Per Common Share	$.01	$.01	$.24
Closing Price Per Share of Common Stock (at quarter end)	52.60	47.20	56.88

Ratios:
Return on common equity before extraordinary loss	16.0%	13.0%	13.6%
Net interest margin, fully taxable-equivalent basis	2.47	1.93	1.83
Tier 1 risk-based capital	15.6	14.5	16.0
Total risk-based capital	16.8	15.9	17.2
Tier 1 leverage	8.2	7.3	8.4
Tier 1 common to risk-weighted assets (2)	13.6	12.6	14.0
Tangible common equity to tangible assets (2)	5.7	5.0	4.8
Tangible common equity to risk-weighted assets (2)	10.5	8.5	9.6

At Quarter End:
Assets Under Custody and Administration(1) (AUA) (in trillions)	$17.94	$16.39	$18.45
Assets Under Management (AUM) (in trillions)	1.74	1.56	1.69
(1) Includes assets under custody of $13.26 trillion, $12.34 trillion, and $14.05 trillion, respectively.
(2) Refer to accompanying reconciliation for additional information.

	Nine Months Ended		% Change
			2009
	September 30,	September 30,	vs.
(Dollars in millions, except per share amounts)	2009	2008	2008
Revenue:
Fee revenue	$4,409	$5,866
Net interest revenue	1,867	1,807
Net gains from sales of available-for-sale securities	260	41
Losses from other-than-temporary impairment related to credit	(176)	(44)
Total Revenue	6,360	8,020	(21)%
Provision for Loan Losses	114	-
Total Expenses:
Expenses from operations	4,111	5,452	(25)
Merger and integration costs	40	88	(55)
Net Income Before Extraordinary Loss	1,494	1,555	(4)
Extraordinary Loss, Net of Tax	(3,684)	-
Net Income (Loss)	(2,190)	1,555	(241)

Net Income Before Extraordinary Loss Available to Common Shareholders	1,331	1,555	(14)
Net Income (Loss) Available to Common Shareholders	(2,353)	1,555	(251)

Diluted Earnings Per Common Share Before Extraordinary Loss	$2.86	$3.78	(24)
Diluted Earnings (Loss) Per Common Share	(5.05)	3.78	(234)

Average Diluted Common Shares Outstanding (in thousands):	466,234	411,204

Cash Dividends Declared Per Common Share	$.03	$.71	(96)

Return on Common Equity Before Extraordinary Loss	15.0%	16.8%
Net interest margin, fully taxable-equivalent basis	2.14	2.12

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters and Nine Months Ended September 30, 2009 and September 30, 2008

	Quarters Ended			Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
(Dollars in millions, except per share amounts)	2009	2008	% Change	2009	2008	% Change

Fee Revenue:
Servicing fees	$833	$966	(14)%	$2,394	$2,903	(18)%
Management fees	219	261	(16)	593	819	(28)
Trading services	269	363	(26)	824	1,049	(21)
Securities finance	105	246	(57)	487	901	(46)
Processing fees and other	45	63	(29)	111	194	(43)
Total fee revenue	1,471	1,899	(23)	4,409	5,866	(25)

Net Interest Revenue:
Interest revenue	898	1,027	(13)	2,409	3,452	(30)
Interest expense	175	502	(65)	542	1,645	(67)
Net interest revenue (1)	723	525	38	1,867	1,807	3

Gains (Losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	141	26		260	41
Losses from other-than-temporary impairment	(828)	(29)		(1,008)	(44)
Losses not related to credit	729	-		832	-
Gains (Losses) related to investment securities, net	42	(3)		84	(3)

Gain from sale of CitiStreet interest, net of exit and other associated costs	-	350		-	350

Total revenue	2,236	2,771	(19.3)	6,360	8,020	(20.7)

Provision for loan losses	16	-		114	-

Expenses:
Salaries and employee benefits	819	1,022	(20)	2,246	3,144	(29)
Information systems and communications	165	151	9	493	470	5
Transaction processing services	148	165	(10)	425	499	(15)
Occupancy	118	116	2	360	341	6
Merger and integration costs	11	30	(63)	40	88	(55)
Other	222	441	(50)	587	998	(41)
Total expenses	1,483	1,925	(23.0)	4,151	5,540	(25.1)
Income before income tax expense and extraordinary loss	737	846	(13)	2,095	2,480	(16)
Income tax expense	221	369		601	925
Income before extraordinary loss	516	477	8	1,494	1,555	(4)
Extraordinary loss, net of tax	-	-		(3,684)	-
Net income (loss)	$516	$477	8	$(2,190)	$1,555	(241)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$-	$-		$(106)	$-
Dividend on preferred stock	-	-		(46)	-
Accretion of preferred stock discount	-	-		(11)	-
	-	-		(163)	-
Net income before extraordinary loss available to
common shareholders	$516	$477	8	$1,331	$1,555	(14)

Net income (loss) available to common shareholders	$516	$477	8	$(2,353)	$1,555	(251)

Earnings Per Common Share Before Extraordinary Loss:
Basic(2)	$1.05	$1.10	(5)	$2.89	$3.81	(24)
Diluted	1.04	1.09	(5)	2.86	3.78	(24)

Earnings (Loss) Per Common Share:
Basic (3)	$1.05	$1.10	(5)	$(5.06)	$3.81	(233)
Diluted	1.04	1.09	(5)	(5.05)	3.78	(234)

Average Common Shares Outstanding (in thousands):
Basic	493,453	430,872		462,900	407,186
Diluted	498,290	435,030		466,234	411,204
Selected consolidated financial information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $754 million and $550 million for the quarters ended September 30, 2009 and 2008, respectively, and $1.96 billion and $1.88 billion for the nine months ended September 30, 2009 and 2008, respectively. These amounts include taxable-equivalent adjustments of $31 million and $25 million for the quarters ended September 30, 2009 and 2008, respectively, and $94 million and $76 million for the nine months ended September 30, 2009 and 2008 respectively.
(2) Basic earnings per common share before extraordinary loss on distributed earnings were $.01 and $.24 for the quarters ended September 30, 2009 and 2008, respectively, and $.26 and $.70 for the nine months ended September 30, 2009 and 2008, respectively. Basic earnings per common share before extraordinary loss on undistributed earnings were $1.04 and $.86 for the quarters ended September 30, 2009 and 2008, respectively, and $2.63 and $3.11 for the nine months ended September 30, 2009 and 2008, respectively.
(3) Basic earnings per common share on distributed earnings were $.01 and $.24 for the quarters ended September 30, 2009 and 2008, respectively, and $.26 and $.70 for the nine months ended September 30, 2009 and 2008, respectively. Basic earnings per common share on undistributed earnings were $1.04 and $.86 for the quarters ended September 30, 2009 and 2008, respectively, and $(5.32) and $3.11 for the nine months ended September 30, 2009 and 2008, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED FINANCIAL INFORMATION
Quarters Ended September 30, 2009 and June 30, 2009

	Quarters Ended
	September 30,	June 30,
(Dollars in millions, except per share amounts)	2009	2009	% Change

Fee Revenue:
Servicing fees	$833	$795	5%
Management fees	219	193	13
Trading services	269	310	(13)
Securities finance	105	201	(48)
Processing fees and other	45	17	165
Total fee revenue	1,471	1,516	(3)

Net Interest Revenue:
Interest revenue	898	773	16
Interest expense	175	193	(9)
Net interest revenue (1)	723	580	25

Gains (Losses) related to investment securities, net:
Net gains from sales of available-for-sale securities	141	90
Losses from other-than-temporary impairment	(828)	(167)
Losses not related to credit	729	103
Gains (Losses) related to investment securities, net	42	26

Total revenue	2,236	2,122	5.4

Provision for loan losses	16	14

Expenses:
Salaries and employee benefits	819	696	18
Information systems and communications	165	167	(1)
Transaction processing services	148	146	1
Occupancy	118	121	(2)
Merger and integration costs	11	12	(8)
Other	222	222	-
Total expenses	1,483	1,364	8.7
Income before income tax expense and extraordinary loss	737	744	(1)
Income tax expense	221	242
Income before extraordinary loss	516	502	3
Extraordinary loss, net of tax	-	(3,684)
Net income (loss)	$516	$(3,182)	(116)

Adjustments to net income (loss):
Prepayment of preferred stock discount	$-	$(106)
Dividend on preferred stock	-	(21)
Accretion of preferred stock discount	-	(5)
	-	(132)
Net income before extraordinary loss available to
common shareholders	$516	$370	39

Net income (loss) available to common shareholders	$516	$(3,314)	(116)

Earnings Per Common Share Before Extraordinary Loss:
Basic (2)	$1.05	$.80	31
Diluted	1.04	.79	32

Earnings (Loss) Per Common Share:
Basic (3)	$1.05	$(7.16)	(115)
Diluted	1.04	(7.12)	(115)

Average Common Shares Outstanding (in thousands):
Basic	493,453	462,399
Diluted	498,290	465,814
Selected consolidated financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $754 million and $611 million for the quarters ended September 30, 2009 and June 30, 2009, respectively. These amounts include taxable-equivalent adjustments of $31 million for each of the quarters ended September 30, 2009 and June 30, 2009, respectively.
(2) Basic earnings per common share before extraordinary loss on distributed earnings were $.01 and $.01 for the quarters ended September 30, 2009 and June 30, 2009, respectively, and on undistributed earnings were $1.04 and $.79 for the quarters ended September 30, 2009 and June 30, 2009.
(3) Basic earnings per common share on distributed earnings were $.01 and $.01 for the quarters ended September 30, 2009 and June 30, 2009, respectively, and on undistributed earnings were $1.04 and $(7.17) for the quarters ended September 30, 2009 and June 30, 2009, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters and Nine Months Ended September 30, 2009 and September 30, 2008

	Quarters Ended (1)			Nine Months Ended (1)
	September 30,	September 30,		September 30,	September 30,
(Dollars in millions, except per share amounts)	2009	2008	% Change	2009	2008	% Change

Fee Revenue:
Servicing fees	$833	$966	(14)%	$2,394	$2,903	(18)%
Management fees	219	261	(16)	593	819	(28)
Trading services	269	363	(26)	824	1,049	(21)
Securities finance	105	246	(57)	487	901	(46)
Processing fees and other	45	63	(29)	111	194	(43)
Total fee revenue	1,471	1,899	(23)	4,409	5,866	(25)

Net Interest Revenue:
Interest revenue, operating basis	929	1,105	(16)	2,479	3,581	(31)
Interest expense	175	465	(62)	525	1,608	(67)
Net interest revenue, operating basis	754	640	18	1,954	1,973	(1)

Gains (Losses) related to investment securities, net	42	(3)		84	(3)
Total revenue, operating basis (2)	2,267	2,536	(10.6)	6,447	7,836	(17.7)

Provision for loan losses	16	-		114	-

Expenses:
Salaries and employee benefits	819	1,022	(20)	2,246	3,144	(29)
Information systems and communications	165	151	9	493	470	5
Transaction processing services	148	165	(10)	425	499	(15)
Occupancy	118	116	2	360	341	6
Other	222	241	(8)	587	798	(26)
Total expenses, operating basis (2)	1,472	1,695	(13.2)	4,111	5,252	(21.7)
Income before income tax expense, operating basis	779	841	(7)	2,222	2,584	(14)
Income tax expense, operating basis	225	278		614	853
Tax-equivalent adjustment	31	25		94	76
Net income, operating basis	$523	$538	(3)	$1,514	$1,655	(9)

Net income available to common shareholders, operating basis	$523	$538	(3)	$1,457	$1,655	(12)

Diluted earnings per common share, operating basis	$1.05	$1.24	(15)	$3.13	$4.03	(22)

Average diluted common shares outstanding (in thousands)	498,290	435,030		466,234	411,204

Return on common equity, operating basis	16.2%	15.4%		16.3%	17.8%
(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended September 30, 2009, positive operating leverage in the year-over-year comparison was 260 basis points, based on a decline in total operating-basis revenue of 10.6% and a decline in total operating-basis expenses of 13.2%. For the nine months ended September 30, 2009, positive operating leverage in the year-over-year comparison was 400 basis points, based on a decline in total operating-basis revenue of 17.7% and a decline in total operating-basis expenses of 21.7%

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED CONSOLIDATED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended September 30, 2009 and June 30, 2009

	Quarters Ended (1)
	September 30,	June 30,
(Dollars in millions, except per share amounts)	2009	2009	% Change

Fee Revenue:
Servicing fees	$833	$795	5%
Management fees	219	193	13
Trading services	269	310	(13)
Securities finance	105	201	(48)
Processing fees and other	45	17	165
Total fee revenue	1,471	1,516	(3)

Net Interest Revenue:
Interest revenue, operating basis	929	804	16
Interest expense	175	193	(9)
Net interest revenue, operating basis	754	611	23

Gains (Losses) related to investment securities, net	42	26
Total revenue, operating basis (2)	2,267	2,153	5.3

Provision for loan losses	16	14

Expenses:
Salaries and employee benefits	819	696	18
Information systems and communications	165	167	(1)
Transaction processing services	148	146	1
Occupancy	118	121	(2)
Other	222	222	-
Total expenses, operating basis (2)	1,472	1,352	8.9
Income before income tax expense, operating basis	779	787	(1)
Income tax expense	225	247
Tax-equivalent adjustment	31	31
Net income, operating basis	$523	$509	3

Net income available to common shareholders, operating basis	$523	$483	8

Diluted earnings per common share, operating basis	$1.05	$1.04	1

Average diluted common shares outstanding (in thousands)	498,290	465,814

Return on common equity, operating basis	16.2%	17.0%
(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) For the quarter ended September 30, 2009, negative operating leverage in the quarter-over-quarter comparison was 360 basis points, based on an increase in total operating-basis revenue of 5.3% and an increase in total operating-basis expenses of 8.9%.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Nine Months Ended September 30, 2009

(Dollars in millions, except per share amounts)	Quarter Ended September 30, 2009				Nine Months Ended September 30, 2009

	Reported		Operating		Reported		Operating
	Results	Adjustments	Results		Results	Adjustments	Results
Fee Revenue:
Servicing fees	$833			$833	$2,394			$2,394
Management fees	219			219	593			593
Trading services	269			269	824			824
Securities finance	105			105	487			487
Processing fees and other	45			45	111			111
Total fee revenue	1,471			1,471	4,409			4,409

Net Interest Revenue:
Interest revenue	898	$31	(1)	929	2,409	$70	(6)	2,479
Interest expense	175	-		175	542	(17)	(7)	525
Net interest revenue	723	31		754	1,867	87		1,954

Gains (Losses) related to investment securities, net:	42	-		42	84	-		84
Total revenue	2,236	31		2,267	6,360	87		6,447

Provision for loan losses	16	-		16	114	-		114

Expenses:
Salaries and employee benefits	819	-		819	2,246	-		2,246
Information systems and communications	165	-		165	493	-		493
Transaction processing services	148	-		148	425	-		425
Occupancy	118	-		118	360	-		360
Merger and integration costs	11	(11)	(2)	-	40	(40)	(2)	-
Other	222	-		222	587	-		587
Total expenses	1,483	(11)		1,472	4,151	(40)		4,111
Income before income tax expense and extraordinary loss	737	42		779	2,095	127		2,222
Income tax expense	221	4	(3)	225	601	13	(8)	614
Tax-equivalent adjustment	-	31	(1)	31	-	94	(1)	94
Income before extraordinary loss	516	7		523	1,494	20		1,514
Extraordinary loss, net of tax	-	-		-	(3,684)	3,684	(4)	-
Net income (loss)	$516	$7		$523	$(2,190)	$3,704		$1,514

Adjustments to net income (loss):
Prepayment of preferred stock discount	$-	$-		$-	$(106)	$106	(5)	$-
Dividend on preferred stock	-	-		-	(46)	-		(46)
Accretion of preferred stock discount	-	-		-	(11)	-		(11)
	-	-		-	(163)	106		(57)
Net income before extraordinary loss available to
common shareholders	$516	$7		$523	$1,331	$126		$1,457

Net income (loss) available to common shareholders	$516	$7		$523	$(2,353)	$3,810		$1,457

Diluted earnings per common share before extraordinary loss	$1.04	$.01		$1.05	$2.86	$.27		$3.13

Diluted earnings (loss) per common share	1.04	.01		1.05	(5.05)	8.18		3.13

Average diluted common shares outstanding (in thousands)	498,290	498,290		498,290	466,234	466,234		466,234

Return on common equity before extraordinary loss	16.0%	0.2%		16.2%	15.0%	1.3%		16.3%
(1) Represents tax-equivalent adjustment of $31 million, which is not included in reported results.
(2) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial.
(3) Represents income tax benefit related to merger and integration costs.
(4) Represents extraordinary loss related to the consolidation of the asset-backed commercial paper conduits on May 15, 2009 onto State Street's balance sheet.
(5) Represents prepayment of the preferred stock discount in connection with repayment of the U.S.Treasury's preferred stock investment under the TARP Capital Purchase Program.
(6) Represents tax-equivalent adjustment of $94 million, which is not included in reported results, net of $24 million of revenue related to the Boston Federal Reserve Bank's Asset-Backed Commercial Paper Money Market Liquidity Facility (AMLF).
(7) Represents interest expense related to the AMLF.
(8) Represents $3 million of income tax expense related to the AMLF net of $16 million of income tax benefit related to merger and integration costs.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter and Nine Months Ended September 30, 2008

(Dollars in millions, except per share amounts)	Quarter Ended September 30, 2008				Nine Months Ended September 30, 2008

	Reported			Operating	Reported		Operating
	Results	Adjustments		Results	Results	Adjustments	Results
Fee Revenue:
Servicing fees	$966			$966	$2,903			$2,903
Management fees	261			261	819			819
Trading services	363			363	1,049			1,049
Securities finance	246			246	901			901
Processing fees and other	63			63	194			194
Total fee revenue	1,899			1,899	5,866			5,866

Net Interest Revenue:
Interest revenue	1,027	$78	(1)	1,105	3,452	$129	(1)	3,581
Interest expense	502	(37)	(2)	465	1,645	(37)	(2)	1,608
Net interest revenue	525	115		640	1,807	166		1,973

Gains (Losses) related to investment securities, net:	(3)	-		(3)	(3)	-		(3)
Gain from sale of CitiStreet interest, net of exit and other associated costs	350	(350)	(3)	-	350	(350)	(3)	-
Total revenue	2,771	(235)		2,536	8,020	(184)		7,836

Provision for loan losses	-	-		-	-	-		-

Expenses:
Salaries and employee benefits	1,022	-		1,022	3,144	-		3,144
Information systems and communications	151	-		151	470	-		470
Transaction processing services	165	-		165	499	-		499
Occupancy	116	-		116	341	-		341
Merger and integration costs	30	(30)	(4)	-	88	(88)	(4)	-
Other	441	(200)	(5)	241	998	(200)	(5)	798
Total expenses	1,925	(230)		1,695	5,540	(288)		5,252
Income before income taxes	846	(5)		841	2,480	104		2,584
Income tax expense	369	(91)	(6)	278	925	(72)	(7)	853
Tax-equivalent adjustment	-	25	(8)	25	-	76	(8)	76
Net income	$477	$61		$538	$1,555	$100		$1,655

Net income available to common shareholders	$477	$61		$538	$1,555	$100		$1,655

Diluted earnings per common share	$1.09	$.15		$1.24	$3.78	$.25		$4.03

Average diluted common shares outstanding (in thousands)	435,030	435,030		435,030	411,204	411,204		411,204

Return on common equity	13.6%	1.8%		15.4%	16.8%	1.0%		17.8%
Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Represents tax-equivalent adjustments of $25 million for the quarter ended September 30, 2008 and $76 million for the nine months ended September 30, 2008, which are not included in reported results, plus a $98 million charge associated with SILO leasing transactions, net of $45 million of revenue related to the AMLF.
(2) Represents $37 million of interest expense related to the AMLF.
(3) Represents gain on the sale of CitiStreet interest, net of exit and other associated costs, which State Street divested on July 1, 2008.
(4) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial.
(5) Represents a charge to provide for estimated net exposure to customers on an indemnification obligation associated with collateralized repurchase agreements.
(6) Represents $3 million of income tax expense related to the AMLF, $39 million of income tax expense related to the reserve for SILO's and $140 million of income tax expense related to the gain from sale of CitiStreet interest, net of $11 million of income tax benefit related to merger and integration costs for the acquisition of Investors Financial, and $80 million of income tax benefit related to the provision for potential secured exposure associated with a collateralized repurchase agreement.
(7) Represents $3 million of income tax expense related to the AMLF, $39 million of income tax expense related to the reserve for SILO's and $140 million of income tax expense related to the gain from sale of CitiStreet interest, net of $30 million of income tax benefit related to merger and integration costs for the acquisition of Investors Financial, and $80 million of income tax benefit related to the provision for potential secured exposure associated with a collateralized repurchase agreement.
(8) Represents tax-equivalent adjustment, which is not included in reported results.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended June 30, 2009

(Dollars in millions, except per share amounts)	Quarter Ended June 30, 2009

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$795			$795
Management fees	193			193
Trading services	310			310
Securities finance	201			201
Processing fees and other	17			17
Total fee revenue	1,516			1,516

Net Interest Revenue:
Interest revenue	773	$31	(1)	804
Interest expense	193	-		193
Net interest revenue	580	31		611

Gains (Losses) related to investment securities, net:	26	-		26
Total revenue	2,122	31		2,153

Provision for loan losses	14	-		14

Expenses:
Salaries and employee benefits	696	-		696
Information systems and communications	167	-		167
Transaction processing services	146	-		146
Occupancy	121	-		121
Merger and integration costs	12	(12)	(2)	-
Other	222	-		222
Total expenses	1,364	(12)		1,352
Income before income tax expense and extraordinary loss	744	43		787
Income tax expense	242	5	(3)	247
Tax-equivalent adjustment	-	31	(1)	31
Income before extraordinary loss	502	7		509
Extraordinary loss, net of tax	(3,684)	3,684	(4)	-
Net income (loss)	$(3,182)	$3,691		$509

Adjustments to net income (loss):
Prepayment of preferred stock discount	$(106)	$106	(5)	$-
Dividend on preferred stock	(21)	-		(21)
Accretion of preferred stock discount	(5)	-		(5)
	(132)	106		(26)
Net income before extraordinary loss available to
common shareholders	$370	$113		$483

Net income (loss) available to common shareholders	$(3,314)	$3,797		$483

Diluted earnings per common share before extraordinary loss	$0.79	$.25		$1.04

Diluted earnings (loss) per common share	(7.12)	8.16		1.04

Average diluted common shares outstanding (in thousands)	465,814	465,814		465,814

Return on common equity before extraordinary loss	13.0%	4.0%		17.0%
(1) Represents tax-equivalent adjustment of $31 million, which is not included in reported results.
(2) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial.
(3) Represents income tax benefit related to merger and integration costs.
(4) Represents extraordinary loss related to the consolidation of the asset-backed commercial paper conduits on May 15, 2009 onto State Street's balance sheet.
(5) Represents prepayment of the preferred stock discount in connection with repayment of the U.S. Treasury's preferred stock investment under the TARP Capital Purchase Program.

STATE STREET CORPORATION
Tangible Common Equity and Tier 1 Common Ratios
As of Period End

The table set forth below presents the calculations of State Street's ratios of tangible common equity to total tangible assets and to total risk-weighted assets, and its ratios of tier 1 common capital to total risk-weighted assets.

		For the periods ended
		September 30,	June 30,	September 30,
(Dollars in millions)		2009	2009	2008

Consolidated Total Assets		$163,277	$153,421	$285,564
Less:
Goodwill		4,554	4,547	4,516
Other intangible assets		1,845	1,790	1,890
AMLF investment securities		-	300	76,660
Excess reserves held at central banks		22,125	20,449	53,820
Adjusted assets		134,753	126,335	148,678
Plus:
Deferred tax liability		524	532	509
Total tangible assets	A	$135,277	$126,867	$149,187

Consolidated Total Common Shareholders' Equity		$13,629	$12,103	$13,064
Less:
Goodwill		4,554	4,547	4,516
Intangible assets		1,845	1,790	1,890
Adjusted equity		7,230	5,766	6,658
Plus deferred tax liability		524	532	509
Total tangible common equity	B	$7,754	$6,298	$7,167

Tangible common equity ratio	B/A	5.73%	4.96%	4.80%

Ratio of tangible common equity to total risk-weighted assets	B/D	10.52%	8.52%	9.55%

Tier 1 capital		$11,461	$10,740	$11,968
Less trust preferred securities		1,450	1,450	1,450
Tier 1 common capital	C	$10,011	$9,290	$10,518

Total risk-weighted assets	D	$73,716	$73,918	$75,033

Ratio of tier 1 common capital to total risk-weighted assets	C/D	13.58%	12.57%	14.02%

STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	September 30,	December 31,	September 30,
(Dollars in millions, except per share amounts)	2009	2008	2008

Assets
Cash and due from banks	$5,027	$3,181	$58,263
Interest-bearing deposits with banks	27,479	55,733	18,430
Securities purchased under resale agreements	1,579	1,635	9,598
Federal funds sold	-	-	1,500
Trading account assets	150	815	6,332
Investment securities available for sale	71,675	54,163	68,881
Investment securities held to maturity purchased under money
market liquidity facility	-	6,087	76,660
Investment securities held to maturity	21,267	15,767	3,945
Loans and leases (net of allowance of $53, $18 and $18)	11,406	9,113	17,430
Premises and equipment	1,947	2,011	1,987
Accrued income receivable	1,618	1,738	1,915
Goodwill	4,554	4,527	4,516
Other intangible assets	1,845	1,851	1,890
Other assets	14,730	17,010	14,217
Total assets	$163,277	$173,631	$285,564

Liabilities
Deposits:
Noninterest-bearing	$13,572	$32,785	$70,033
Interest-bearing -- U.S.	5,327	4,558	9,988
Interest-bearing -- Non-U.S.	72,869	74,882	70,848
Total deposits	91,768	112,225	150,869

Securities sold under repurchase agreements	11,890	11,154	17,274
Federal funds purchased	4,949	1,082	1,984
Short-term borrowings under money market liquidity facility	-	6,042	76,627
Other short-term borrowings	20,724	11,555	4,289
Accrued taxes and other liabilities	11,472	14,380	17,351
Long-term debt	8,845	4,419	4,106
Total liabilities	149,648	160,857	272,500

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; 20,000 shares
issued and outstanding	-	1,883	-
Common stock, $1 par: authorized 750,000,000 shares;
494,652,372, 431,976,032 and 431,950,903 shares issued	495	432	432
Surplus	9,159	6,992	6,793
Retained earnings	6,768	9,135	9,002
Accumulated other comprehensive loss	(2,776)	(5,650)	(3,146)
Treasury stock (at cost 429,499, 418,354 and 404,943 shares)	(17)	(18)	(17)
Total shareholders' equity	13,629	12,774	13,064
Total liabilities and shareholders' equity	$163,277	$173,631	$285,564

CONTACT:
State Street Corporation
Edward J. Resch, +1-617-664-1110
or
Investors:
Kelley MacDonald, +1-617-664-3477
or
Media:
Hannah Grove, +1-617-664-3377